UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2011

FIRST SENTRY BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

West Virginia	000-53790	03-0398338
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

823 Eighth Street, Huntington, West Virginia	25701
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:                                                                                     (304) 522-6400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
      CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

On May 16, 2011, First Sentry Bancshares, Inc. (the “Company”) held its Annual Meeting of Stockholders.  At the Annual Meeting, stockholders considered the election of directors and the ratification of the independent registered public accounting firm.  All directors were elected to a one year term and Hess, Stewart & Campbell, PLLC was ratified as the Company’s independent registered public accounting firm for the year ending December 31, 2011.  A breakdown of the votes cast is set forth below.

1. The election of directors	For	Withheld	Broker non-votes

Robert H. Beymer	868,425	—	236,498
Geoffrey S. Sheils	868,425	—	236,498
Kerry P. Dillard	868,425	—	236,498
David Fox, III	865,415	3,010	236,498
Jeffrey E. Hood	868,425	—	236,498
Johnnie Jones	868,425	—	236,498
Nester S. Logan	868,425	—	236,498
J. Grant McGuire	868,425	—	236,498
Charles H. McKown, Jr., M.D.	868,425	—	236,498
Edward W. Morrison, Jr.	865,415	3,010	236,498
Sally C.B. Oxley	868,425	—	236,498
George A. Patterson, III	868,425	—	236,498
Paul B. Riedel	868,425	—	236,498
Robert L. Shell, Jr.	868,425	—	236,498
J. Roger Smith	864,835	3,590	236,498
Marc A. Sprouse	859,309	9,116	236,498
Paul L. Turman, III	866,495	1,930	236,498
John Jay White	868,425	—	236,498
Joseph Williams	868,425	—	236,498
S. Kenneth Wolfe, M.D	868,425	—	236,498

2.      The ratification of the appointment of Hess, Stewart & Campbell, PLLC as the Company’s independent registered public accounting firm for the year ending December 31, 2011.

For	Against	Abstain	Broker non-votes
1,102,797	1,335	791	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST SENTRY BANCSHARES, INC.

DATE: May 18, 2011	By: /s/ Geoffrey S. Sheils
Geoffrey S. Sheils
President and Chief Executive Officer